[UNION BANK LOGO]
Union Bank
A Division of Union Bank of California, N.A.

                                PROMISSORY NOTE
                                   (BASE RATE)

===============================================================================
Borrower Name     SANDISK CORPORATION
- - -------------------------------------------------------------------------------

Borrower Address      Office 70061      Loan Number 8159632704 0080-00-0-000
140 CASPIAN COURT     --------------------------------------------------------
SUNNYVALE, CA 94089   Maturity Date JULY 1, 1997       Amount $10,000,000.00
===============================================================================



SAN FRANCISCO, California      $10,000,000.00                Date  July 3, 1996

FOR VALUE RECEIVED, on JULY 1, 1997, the undersigned ("Debtor") promises to pay to the order of UNION BANK ("Bank"), as indicated below, the principal sum of TEN MILLION AND NO/1O0 Dollars ($10,000,000.00), or so much thereof as is disbursed, together with interest on the balance of such principal from time to time outstanding, at the per annum rates and at the times set forth below; provided, however, Debtor shall pay total interest over the term of this note of not less than $5OO.

1. INTEREST PAYMENTS. Debtor shall pay interest on the 1ST day of each QUARTER (commencing OCTOBER 1, 1996). Should interest not be paid when due, it shall become part of the principal and bear interest as herein provided. All computations of interest under this note shall be made on the basis of a year of 360 days, for actual days elapsed.

                a. BASE INTEREST RATE. At Debtor's option, amounts outstanding hereunder in increments of at least $10,OO0 shall bear interest at a rate to be selected by Debtor which is 1.00% per annum in excess of Bank's Adjusted LIBOR-Rate for the Interest Period so selected by Debtor.

                Any Base Interest Rate selected by Debtor may not be changed, altered or otherwise modified until the expiration of the Interest Period for which it was selected. The exercise of interest options by Debtor shall be as recorded in Bank's records, which records shall be prima facie evidence of the amount borrowed under either interest option and the interest rate; provided, however, that failure of Bank to make any such notation in its records shall not discharge Debtor from its obligations to repay in full with interest all amounts borrowed. In no event shall any Interest Period extend beyond the maturity date of this note.

                To select a Base Interest Rate, Debtor may, from time to time with respect to principal outstanding on which a Base Interest Rate has not been selected and on the expiration of any Interest Period with respect to principal outstanding on which a Base Interest Rate has been selected, select a Base Interest Rate by telephoning an authorized lending officer of Bank located at the banking office identified below prior to 10:OO a.m., California time, on any Business Day and advising that officer of the Base Interest Rate, the Interest Period and the Origination Date selected (which Origination Date, for a Base Interest Rate Loan based on the Adjusted LIBOR-Rate, shall follow the date of such election by no more than two (2) Business Days).

                Bank will confirm the terms of the election in writing by mail to Debtor promptly after the election is made. Failure to send such confirmation shall not affect Bank's rights to collect interest at the rate selected. If, on the date of the election, the Base Interest Rate selected is unavailable for any reason, the selection shall be void. Bank reserves the right to fund the principal from any source of funds notwithstanding any Base Interest Rate selected by Debtor.

                b. VARIABLE INTEREST RATE. All principal outstanding hereunder which is not bearing interest at a Base Interest Rate shall bear interest at a rate per annum equal to the Reference Rate, which rate shall vary as and when the Reference Rate changes.

                At any time prior to the maturity of this note, subject to the provisions of paragraph 4, below, of this note, Debtor may borrow, repay and reborrow hereon so long as the total outstanding at any one time does not exceed the principal amount of this note. Debtor shall pay all amounts due under this note in lawful money of the United States at Bank's NORTHERN CALIFORNIA COMMERCIAL BANKING Office, or such other office as may be designated by Bank, from time to time.

                                      - 1 -
PN-REV(LIBOR-RR)
7/1/96

2. LATE PAYMENTS. If any payment required by the terms of this note shall remain unpaid ten days after same is due, at the option of Bank, Debtor shall pay a fee of $1OO to Bank.

3. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 1.b, above, of this note, calculated from the date of default until all amounts payable under this note are paid in full.

4. PREPAYMENT.
                a. Amounts outstanding under this note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium. Amounts outstanding at a Base Interest Rate under this note may only be prepaid, in whole or in part provided Bank has received not less than five (5) Business Days prior written notice of an intention to make such prepayment and Debtor pays a prepayment fee to Bank in an amount equal to: (i) the difference between (a) the Base Interest Rate applicable to the principal amount which Debtor intends to prepay, and (b) the return which Bank could obtain if it used the amount of such prepayment of principal to purchase at bid price regularly quoted securities issued by the United States having a maturity date most closely coinciding with the relevant Base Rate Maturity Date and such securities were held by Bank until the relevant Base Rate Maturity Date ("Yield Rate"); (ii) the above difference, if greater than zero, is multiplied by a fraction, the numerator of which is the number of days in the period between the date of prepayment and the relevant Base Rate Maturity Date and the denominator of which is 360 days; (iii) the above product is multiplied by the amount of the principal so prepaid (except in the event that principal payments are required and have been made as scheduled under the terms of the Base Interest Rate Loan being prepaid, then the amount multiplied in this section shall be the lesser of the amount prepaid or 50% of the total of the amount prepaid and the amount of principal scheduled under the terms of the Base Interest Rate Loan being prepaid to be outstanding at the relevant Base Rate Maturity Date); and (iv) the above product is then discounted to present value using the Yield Rate as the annual discount factor. b. In no event shall Bank be obligated to make any payment or refund to Debtor, nor shall Debtor be entitled to any setoff or other claim against Bank, should the return which Bank could obtain under the above prepayment formula exceed the interest that Bank would have received if no prepayment had occurred. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive. c. Such prepayment fee, if any, shall also be payable if prepayment occurs as the result of the acceleration of the principal of this note by Bank because of any default hereunder. If, following such acceleration, all or any portion of a Base Interest Rate Loan is satisfied, whether through sale of property encumbered by a Security agreement or other agreement securing this Note, if any, at a foreclosure sale held thereunder or through the tender of payment any time following such acceleration, but prior to such a foreclosure sale, then such satisfaction shall be deemed an evasion of the prepayment conditions set forth above, and Bank shall, automatically and without notice or demand, be entitled to receive, concurrently with such satisfaction the prepayment fee set forth above, and the obligation to pay such prepayment fee shall be added to the principal. DEBTOR HEREBY ACKNOWLEDGES AND AGREES THAT BANK WOULD NOT LEND TO DEBTOR THE LOAN EVIDENCED BY THIS NOTE WITHOUT DEBTOR'S AGREEMENT, AS SET FORTH ABOVE, TO PAY BANK A PREPAYMENT FEE UPON THE SATISFACTION OF ALL OR ANY PORTION OF THE PRINCIPAL BEARING INTEREST AT A BASE INTEREST RATE FOLLOWING THE ACCELERATION OF THE MATURITY DATE HEREOF BY REASON OF A DEFAULT. DEBTOR HAS CAUSED THOSE PERSONS SIGNING THIS NOTE ON ITS BEHALF TO SEPARATELY INITIAL THE AGREEMENT CONTAINED IN THIS PARAGRAPH BY PLACING THEIR INITIALS BELOW:

INITIALS: /i/ C. Burgdorf  /i/ E. Harari
          ---------------  -------------

5. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement (if any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgement, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (l) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure. Upon the occurence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

6. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorsers of this note, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice

                                      - 2 -
PN-REV(LIBOR-RR)
7/1/96
of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any Obligor, including their successors or assigns, hereby consent to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service of process by any means authorized by California law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

7. DEFINITIONS. As used herein, the following terms shall have the meanings respectively set forth below: "Adjusted LIBOR-Rate" shall mean the LIBOR Base Rate as adjusted for reserve requirements imposed on Bank from time to time. "Base Interest Rate" shall mean a rate of interest based on the Adjusted LIBOR-Rate. "Base Interest Rate Loan" shall mean amounts outstanding under this note that bear interest at a Base Interest Rate. "Base Rate Maturity Date" shall mean the last day of the Interest Period with respect to principal outstanding on which a Base Interest Rate has been selected by Debtor. "Business Day" shall mean a day which is not a Saturday or Sunday on which Bank is open for business in California and on which dealings in U.S. dollar deposits outside of the United States may be carried on by Bank. "Interest Period" shall mean any calendar period of one, three, six, nine or twelve months. In determining an Interest Period, a month means a period that starts on one Business Day in a month and ends on and includes the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Interest Period which would otherwise end on a non-Business Day shall end on the next succeeding Business Day unless that is the first day of a month, in which event such Interest Period shall end on the next preceding Business Day. "LIBOR Base Rate" shall mean for each Interest Period the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which dollar deposits, in immediately available funds and in lawful money of the United States would be offered to Bank, outside of the United States, for a term coinciding with such Interest Period and for an amount equal to the amount of principal covered by Debtor's interest rate election. "Origination Date" shall mean the Business Day on which funds are made available to Debtor relating to Debtor's selection of a Base Interest Rate. "Reference Rate" shall mean the rate announced by Bank from time to time at its corporate headquarters at its "Reference Rate." The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.

SANDISK CORPORATION

By /s/ Cindy Burgdorf
- - -----------------------
Title  Sr. V.P. Finance & Administration, CFO and Secretary
- - -----------------------------------------------------------

By /s/ E. Harari
- - ----------------
Title  President, CEO
- - ---------------------

                                      - 3 -
PN-REV(LIBOR-RR)
7/1/96

                             TRADE FINANCE AGREEMENT

         THIS LOAN AGREEMENT ("Agreement") is made and entered into as of July 1, 1996 by and between SANDISK CORPORATION, a Delaware corporation ("Borrower") and UNION BANK, a Division of Union Bank of California, N.A. ("Bank").

SECTION I.    THE LOAN

1.1 The Trade Finance Credit Facility. Bank will extend to Borrower a Trade Finance Credit Facility in an amount not to exceed Ten Million Dollars ($10,000,000.00) (the "Trade Finance Credit Facility") to expire on July 1, 1997. The Trade Finance Credit Facility shall be subject to the following sublimits: a. The Clean Advance Line in an amount not to exceed Ten Million Dollars ($10,000,000.00); b. The Standby L/C Line in an amount not to exceed Ten Million Dollars ($10,000,000.00); and other terms and conditions described below.

1.1.1 Clean Advance Line. Bank will also make available an amount that will not exceed the amount listed above (the "Clean Advance Line") for Borrower's working capital purposes. Advances under the Clean Advance Line may not be used directly or indirectly, to reimburse draws under letters of credit, bankers acceptances or trade advances. All advances under the Clean Advance Line must be made on or before July 1, 1997, at which time all unpaid principal and interest under the Clean Advance Line shall be due and payable. Borrower may borrow, repay and reborrow all or part of the Clean Advance Line in accordance with the terms of the Clean Advance Note. The Clean Advance Line shall be evidenced by a Promissory Note (the "Clean Advance Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entry shall be deemed to be the amount of the Clean Advance Line outstanding. Omission by Bank to make any such entries shall not discharge Borrower of its obligation to repay amounts borrowed in full with interest.


1.1.2 The Standby Letter of Credit Line. Bank shall issue, for the account of Borrower, one or more irrevocable standby letters of credit (individually, a "Standby L/C" and collectively, the "Standby L/Cs"). Each Standby L/C shall be drawn on such terms and conditions as are acceptable to Bank and shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form of Standby L/C application and reimbursement agreement. No Standby L/C shall have an expiry date more than twelve (12) months from its date of issuance. No Standby L/C shall have a stated expiry date after September 29, 1997.

SanDisk Corporation                                                          2
Trade Finance Agreement
July 1996
===============================================================================

1.1.3. Trade Finance Revolving Lines and Limits. The aggregate amount available to be drawn under each sublimit listed above shall be reduced, dollar for dollar, by the aggregate amount of unpaid principal obligations under the respective sublimit. The aggregate of all unpaid advances and reimbursement obligations shall reduce, dollar for dollar, the maximum amount available under the Trade Finance Credit Facility. Borrower may reborrow or obtain new extensions of credit under each such sublimit until the expiration date of the Trade Finance Credit Facility, to the extent that Borrower has paid or otherwise satisfied prior borrowings or extensions of credit, subject to all terms and conditions in the Loan Documents.

1.2 Terminology. As used herein the word "Loan" shall mean all the credit facilities described above. As used herein the word "Note" shall mean all the promissory notes described above. As used herein, the words "Loan Documents" shall mean all documents executed in connection with this Agreement. As used herein, the word "L/C" shall mean all Standby L/Cs described above.

1.3 Purpose of Loan. The purpose of the Trade Finance Credit Facility shall be used for issuance of Standby L/Cs and to support Borrower's general working capital requirements.

1.4 Interest. The unpaid principal balance of the Trade Finance Clean Advance Line shall bear interest at the rate or rates provided in the Trade Finance Clean Advance Note and selected by Borrower. The Trade Finance Clean Advance Line may be prepaid in full or in part only in accordance with the terms of the Trade Finance Clean Advance Note and any such prepayment shall be subject to the prepayment fee provided for therein.

1.5 Trade Finance Fees. All fees in connection with the Trade Finance Credit Facility will be in accordance with Bank's standard schedule of fees as published from time to time, except as follows: Standby L/C Issuance Fee shall be at Fourth-Tenth's of One Percent (0.40%) per annum.

1.6 Balances. Borrower shall maintain its major depository accounts, (excluding Brokerage Accounts) with Bank until the Note and all sums payable pursuant to this Agreement have been paid in full.

1.7 Disbursement. Upon execution hereof, Bank shall disburse the proceeds of the Loan as provided in Bank's standard form Authorization executed by Borrower.

1.8 Controlling Document. In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such Note or other Loan Documents will prevail over the terms of this Agreement.

SanDisk Corporation                                                          3
Trade Finance Agreement
July 1996
===============================================================================

SECTION 2. CONDITIONS PRECEDENT

         Bank shall not be obligated to issue any L/C or disburse all or any portion of the proceeds of the Loan unless at or prior to the time for extending such credit, the following conditions have been fulfilled to Bank's satisfaction:

2.1 Compliance. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of such disbursement and shall have executed and delivered to Bank the Note and other documents deemed necessary by Bank.

2.2 Borrowing Resolution. Borrower shall have provided Bank with certified copies of resolutions duly adopted by the Board of Directors of Borrower, authorizing this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

2.3 Continuing Compliance. At the time any standby L/C issued or disbursement is to be made, there shall not exist any event, condition or act which constitutes an event of default under Section 6 hereof or any event, condition or act which with notice, lapse of time or both would constitute such event of default; nor shall there be any such event, condition, or act immediately after such credit extension were it to be made.

SECTION 3. REPRESENTATIONS  AND  WARRANTIES
Borrower  represents  and warrants  that:

3.1 Business Activity. The principal business of Borrower is Design, Develop, and Market flash memory data storage products.

3.2 Affiliates and Subsidiaries. Borrower's affiliates and subsidiaries and their addresses, and the names of Borrower's principal shareholders are provided on a schedule delivered to Bank on or before the date of this Agreement.


3.3 Authority to Borrow. The execution, delivery and performance of this Agreement, the Note and all other agreements, documents and instruments required by Bank in connection with the Loan are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.


3.4 Financial Statements. The financial statements of Borrower, including both a balance sheet at December 31, 1995 and March 31, 1996, together with supporting schedules, and an income

SanDisk Corporation                                                          4
Trade Finance Agreement
July 1996
===============================================================================

statement for the twelve (12) months ended December 31, 1995 and the three (3) months ended March 31, 1996, have heretofore been furnished to Bank, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since December 31, 1995 and March 31, 1996, there has been no material adverse change in the financial condition or operations of Borrower.

3.5 Title. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all of the property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of said financial statements, free and clear of all liens, encumbrances, security interests and adverse claims except those specifically referred to in said financial statements.

3.6 Litigation. There is no litigation or proceeding pending or threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Five Million Dollars ($5,000,000.00), except as disclosed on Borrower's financial statements.

3.7 Default. Borrower is not now in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an event of default under Section 6 hereof and no condition, event or act which with notice or lapse of time, or both, would constitute an event of default.

3.8 Organization. Borrower is duly organized and existing under the laws of the state of its organization, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

3.9 Power. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and the other Loan Documents.

3.10 Authorization. This Agreement and all things required by this Agreement have been duly authorized by a11 requisite action of Borrower.

3.11 Qualification. Borrower is duly qualified and in good standing in any jurisdiction where such qualification is required.

3.12 Compliance With Laws. Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations which materially affect the operations or financial condition of Borrower.

3.13 ERISA. Any defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum

SanDisk Corporation                                                          5
Trade Finance Agreement
July 1996

funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

3.14 Regulation U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loan will be used directly or indirectly for such purpose. 3.15 Continuing Representations. These representations shall be considered to have been made again at and as of the date each L/C is issued and each disbursement of the Loan is made and shall be true and correct as of such date or dates.

SECTION 4. AFFIRMATIVE COVENANTS Until the Note and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

4.1 Use of Proceeds. Borrower will use the proceeds of the Loan only as provided in subsection 1.3 above.

4.2 Payment of Obligations. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

4.3 Maintenance of Existence. Borrower will maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conduct of its business and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of the properties of Borrower.

4.4 Records. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and will permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits during regular business hours. Costs for such audits shall be paid by Borrower.

SanDisk Corporation                                                          6
Trade Finance Agreement
July 1996
===============================================================================

4.5 Information Furnished. Borrower will furnish to Bank:

(a) Within Forty Five days (45) days after the close of each fiscal quarter, its 10-Q as of the close of such fiscal quarter, prepared in accordance with generally accepted accounting principles and the requirements of the Securities and Exchange Commission;

(b) Within One Hundred and Twenty (120) days after the close of each fiscal year, Form 10-K, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous year and the requirements of the Securities and Exchange Commission;

(c) (Deleted)

(d) Such other financial statements and information as Bank may reasonably request from time to time;

(e) In connection with each financial statement provided hereunder, a statement executed by the the president or chief financial officer of Borrower, certifying that no default has occurred and no event exists which with notice or the lapse of time, or both, would result in a default hereunder;

(f) (Deleted)

(g) Prompt written notice to Bank of all events of default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered, or to be entered into with Bank; and of any litigation which, if decided adversely to Borrower, would have a material adverse effect on Borrower's financial condition; and of any other matter which has resulted in, or is likely to result in, a material adverse change in its financial condition or operations; and

(h) Prior written notice to Bank of any changes in Borrower's officers and other senior management; borrower's name; and location of Borrower's assets, principal place of business or chief executive office;

4.6 Quick Ratio. Borrower shall maintain, on a quarterly basis, a ratio of cash accounts receivable and marketable securities to current liabilities of not less than 2.5:1.0 as such terms are defined by generally accepted accounting principles.

4.7 Tangible Net Worth. Borrower will maintain a Minimum Tangible Net Worth of not less than Seventy Million Dollars ($70,000,000.00), which amount shall be increased by Fifty percent (50%) of its net profit for the quarter. "Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade

SanDisk Corporation                                                           7
Trade Finance Agreement
July 1996
===============================================================================

names, goodwill, and other similar intangible assets, organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders and directors).

4.8 Debt to Tangible Net Worth. Borrower will, on a quarterly basis, maintain a ratio of total liabilities to Tangible Net Worth of not greater than 0.5:1.0. Tangible Net Worth shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill, and other similar intangible assets, organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders, and directors).

4.9 Profitability. Borrower will maintain its net profit, after provision for income taxes, of not less than Six Million Dollars ($6,000,000.00) for the term of this Agreement, and that there be no two consecutive quarterly after tax losses as reported at the end of such fiscal quarter.

4.10 Insurance Borrower will keep all of its insurable property, real, personal or mixed, insured by companies and in amounts approved by Bank against fire and such other risks as are customarily insured against by companies conducting similar business. Borrower will maintain workers compensation insurance, insurance against liability for damage to persons or property and insurance to cover loss of or to goods in transit to Borrower. Borrower will furnish to Bank statements of its insurance coverage, will promptly furnish other or additional insurance deemed necessary by and upon request of Bank to the extent that such insurance may be available and hereby assigns to Bank, as security for Borrower's obligations to Bank, the proceeds of any such insurance. All such insurance shall be maintained in such amounts as is customarily obtained by companies conducting similar business with respect to like risks.

4.11 Additional Requirements. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concurring its affairs as Bank may request from time to time.

4.12 Litigation and Attorneys' Fees. Borrower will pay promptly to Bank upon demand, reasonable attorneys' fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

SanDisk Corporation                                                          8
Trade Finance Agreement
July 1996
===============================================================================

4.13 Bank Expenses. Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff.

4.14 Reports Under Pension Plans. Borrower will furnish to Bank, as soon as possible and in any event within 15 days after Borrower knows or has reason to know that any event or condition with respect to any defined benefit pension plans of Borrower described in Section 3 above has occurred, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.

SECTION 5. NEGATIVE COVENANTS

Until the Note and all other sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

5.1 Encumbrances and Liens. Borrower will not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except for minor encumbrances and easements on real property which do not affect its market value, and except for existing liens on Borrower's personal property and future purchase money security interests encumbering only the personal property purchased.

5.2 Borrowings. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Bank.

5.3 Sale of Assets, Liquidation or Merger. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another.

5.4 Loans, Advances and Guaranties. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit.

SanDisk Corporation                                                           9
Trade Finance Agreement
July 1996
===============================================================================

5.5 Investments. Except for those eligible instruments outlined in Borrowers investment policy provided to Bank, borrower will not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within 24 months of purchase.

5.6 Payment of Dividends. Borrower will not declare or pay any dividends, other than a dividend payable in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.

5.7 Capital Expenditures. Borrower will not make capital expenditures in excess of Ten Million Dollars ($10,000,000.00) in any fiscal year. Each said expenditure shall be needed by Borrower in the ordinary course of its business. Expenditures as used in this subsection shall include the current expense portion of all leases whether or not capitalized and shall also include the current portion of any debt used to finance capital expenditures.

SECTION 6. EVENTS OF DEFAULT

The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Loan Documents, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

6.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan Documents; or

6.2 Any default shall occur under the Note; or

6.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents;

6.4 There is a change in ownership or control of ten percent (10%) or more of the issued and outstanding stock of Borrower.

SECTION  7.  MISCELLANEOUS PROVISIONS

7.1 Additional Remedies. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of set off or banker's lien.

SanDisk Corporation                                                          10
Trade Finance Agreement
July 1996
 ==============================================================================

7.2 Nonwaiver. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

7.3 Inurement. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assignees of Borrower, and any assignment of Borrower without Bank's consent shall be null and void.

7.4 Applicable Law. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

7.5 Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7.6 Integration Clause. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value.

7.7 Construction. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.8 Amendments. This Agreement may be amended only in writing signed by all parties hereto.

7.9 Counterparts. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original.

SECTION 8. SERVICE OF NOTICES

8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

SanDisk Corporation                                                          11
Trade Finance Agreement
July 1996
===============================================================================

         THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written. UNION BANK, a Division of Union Bank of California, N.A.

By:        /s/ John Noble
        ------------------------------------------------
Name:   John Noble
        ------------------------------------------------
Title:  Vice President
        ------------------------------------------------

By:     ________________________________________________
Name:   ________________________________________________
Title:  ________________________________________________

Address:

- - ------------------------------------------------------
- - ------------------------------------------------------
- - ------------------------------------------------------

Attention:____________________________________________
FAX:__________________________________________________
Telephone:____________________________________________


SANDISK CORPORATION

By:        /s/ Cindy Burgdorf
        ------------------------------------------------
Name:   Cindy Burgdorf
        ------------------------------------------------
Title:  Sr. V.P. Finance/Admin, CFO & Secretary
        ------------------------------------------------


By:         /s/ Eli Harari
        ------------------------------------------------
Name:   Eli Harari
        ------------------------------------------------
Title:  President
        ------------------------------------------------

Address:

- - ------------------------------------------------------
- - ------------------------------------------------------
- - ------------------------------------------------------

Attention:____________________________________________
FAX:__________________________________________________
Telephone:____________________________________________